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                                                Exhibit 10.76









                   GAS PURCHASE CONTRACT

                             BETWEEN

                   YANKEE GAS SERVICES COMPANY

                        AS "BUYER"

                             AND

              CHEVRON U.S.A. PRODUCTION COMPANY,

         a division of Chevron U.S.A. Inc.

                        AS "SELLER"

              Effective November 1, 1993





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                   GAS PURCHASE CONTRACT
                   ---------------------

    THIS CONTRACT, made and entered into as of the 1st day of November, 1993, by and between YANKEE GAS SERVICES COMPANY, herein referred to as "Buyer," and CHEVRON U.S.A. PRODUCTION COMPANY, a division of Chevron U.S.A. Inc., herein referred to as "Seller."
                        WITNESSETH
                        ----------

    WHEREAS, Seller has certain volumes of gas which are available for sale; and

    WHEREAS, Buyer desires to purchase such gas from Seller and Seller desires to sell such gas to Buyer on a firm basis.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                        ARTICLE 1
                        DEFINITIONS

    For the purpose of this Contract, the following definitions are applicable:

    1.1 The term "Btu" means British thermal unit, and is the quantity of heat required to raise the temperature of one pound of water from fifty-eight and five-tenths degrees to fifty-nine and five-tenths degrees Fahrenheit.

    1.2 The term "Contract" means this agreement, including all exhibits attached hereto and all amendments hereof that may be made from time to time.

    1.3 The term "day" means a period of twenty-four consecutive hours, beginning and ending at 8:00 a.m. Eastern
Time.

    1.4  The term "FERC" means the Federal Energy Regulatory
Commission or successor agency.

    1.5 The term "MMBtu" means one million British thermal units.
    1.6 The term "month" means the period beginning at 8:00 a.m., Eastern Time, on the first day of a calendar month and ending at 8:00 a.m., Eastern Time, on the first day of the next succeeding calendar month.

    1.7 The term "Party" or "Parties" means Seller and/or Buyer under this Contract.


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    1.8  The term "Point(s) of Delivery" means the point or
points on Transporter(s)' pipeline system where gas is to be delivered by Seller to Transporter(s) for Buyer's account, as set forth in Exhibit "A" attached hereto and made a part hereof.

    1.9  The term "Transporter(s)" primarily means Texas Eastern
Transmission Corporation, but in addition may include any upstream or downstream Transporter(s), as dictated by context.

    1.10  The term "Transportation Segment" shall mean Texas
Eastern Transmission Corporation's East Louisiana Pooling Zone or
West Louisiana Pooling Zone, within which Seller is to deliver and Buyer is to take Gas hereunder.

    1.11 The term "Locked Price" shall mean the price per MMBtu to be paid by Buyer, in lieu of the otherwise applicable
Commodity Charge, for Locked Quantities purchased hereunder.  A
Locked Price shall be determined in accordance with Section 8.3 hereof.

    1.12 The terms "Locked Quantity" or "Locked Quantities" shall mean quantities of gas to be sold by Seller and purchased by Buyer during any month during the term hereof, as to which a Locked Price has been established.

    1.13 The term "Minimum Locking Quantity" shall mean a quantity of gas to be delivered during any month during the term hereof, equal to the product of 5,000 MMBtus and the number of days in said month.

    1.14 The term "Unlocked Quantities" shall mean quantities of gas as to which no Locked Price has been established.

                        ARTICLE 2
                        QUANTITY
                        ----------
    2.1 Seller's Obligation. Subject to the other provisions of this Contract, Seller will make available to Buyer each day at the Point(s) of Delivery daily volumes of natural gas equal to the lesser of the Maximum Daily Quantity (MDQ) or ******** under Paragraph 2.3 of this Contract, or pay a Deficiency Charge as provided in Paragraph 2.5.B.

    2.2 Buyer's Obligation. Subject to the other provisions of this Contract, Buyer shall take from Seller each day at the Point(s) of Delivery ******** under Paragraph 2.3 of this Contract and shall pay Seller the applicable Reservation Fee and Commodity Charge (or Locked Price, whichever is applicable), together with any Deficiency Charge due pursuant to Paragraph 2.5.A.

********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION

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    2.3  Nominations.  Gas shall be purchased and sold hereunder in accordance with the following nomination procedure:

    A. At least three business days prior to the Transporter's first-of-the-month nomination deadline each month, Buyer shall provide Seller a purchase nomination by telecopy, using the form attached hereto as Exhibit "B," and stating the quantity of gas, expressed in MMBtu's per day, to be purchased by Buyer hereunder during the subsequent month (********). Buyer shall state separately any portion of ******** which is for a Locked Quantity of gas. Said ******** shall be for an amount less than or equal to the MDQ, as set forth in Paragraph 2.4. At a time sufficiently in advance of the Transporter's nomination deadline to permit compliance with the nomination procedure, Seller shall notify Buyer of the quantity that Seller intends to deliver at each Point of Delivery to fulfill ********. ******** shall not be subject to change during a month, and Seller shall have no obligation to deliver quantities of gas in excess of ********.

    B. If Buyer fails to provide Seller with a ******** for any month, the ******** for said month shall be deemed to be equal to the MDQ.

    2.4 MDQ. The MDQ under this Contract shall be 10,443 MMBtu per day, plus sufficient additional gas as the Transporter's tariff may require from time to time as fuel and lost or unaccounted for gas to effect delivery of the gas delivered hereunder to Transporter's Zone M-3.

    2.5  Deficiency Charges.
    A. If Buyer fails on any day to purchase ******** for that day pursuant to Paragraph 2.3, and to the extent that such failure was not caused by force majeure or Seller's failure to make appropriate volumes of gas available, a Deficiency Charge shall apply. The unit Deficiency Charge shall be equal to the amount, if any, by which the Commodity Charge applicable under this Contract during the month in which the deficiency occurred (or the Locked Price, if the deficiency pertains to Locked Quantities) exceeds the weekly NGW Spot Price, as hereinafter defined, for the Texas Eastern Transmission Corp. Pooling Zone in which the deficient quantity was to have been delivered by Seller. The "weekly NGW Spot Price" shall be determined by reference to the table "Spot Prices On Interstate Pipeline Systems, Delivered-to-Pipeline" in the issue of Natural Gas Week published during the week following the week in which the deficiency occurred. The price used will be the price per MMBtu quoted for gas delivered to Texas Eastern Transmission Corp. in the appropriate Pooling Zone under the column labeled "This Week." The unit Deficiency Charge will then be multiplied by the

********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION
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unexcused deficiency quantity.  If an unexcused ******** occurs in more than one week, the unit Deficiency Charge will be separately computed for each week and applied to the unexcused deficiency quantity for that week. If an unexcused ******** occurs in more than one Pooling Zone during a month, the unit Deficiency Charge shall be calculated separately for each Pooling Zone and shall be applied to the deficient quantities which were to have been delivered in each such Pooling Zone. The unexcused deficiency quantity shall be ******** for each day, less (a) the volumes actually purchased by Buyer on such day and (b) any volumes which Buyer was prevented from purchasing on such day by force majeure or Seller's failure to make appropriate volumes of gas available. Any Deficiency Charges incurred in a month may be included in Seller's invoice for deliveries during that month or in the next succeeding invoice issued by Seller after the Deficiency Charge has been calculated. Payment for the Deficiency Charge shall be due on the payable date of the invoice in which it is included.

    B. If Seller fails, in whole or in part, to make available to Buyer on any day ******** for that day, and if such failure is not excused by an event of force majeure or Buyer's failure to take quantities of gas which Seller was ready, willing and able to deliver, Seller shall pay Buyer a Deficiency Charge equal to the unexcused shortfall in delivery from ********, multiplied by the difference between (a) the Commodity Charge which was applicable during the month in which the deficiency occurred (or the Locked Price, if the deficiency pertains to Locked Quantities) plus Buyer's cost of transportation that would have been incurred from the Delivery Point(s) to Buyer's city gate, and (b) the price Buyer paid to obtain and deliver to Buyer's city gate alternate fuel supplies (including, without limitation, natural gas, fuel oil, propane, penalty gas, and/or after-the-fact corrections such as cash outs); provided, that if Buyer is unable after reasonable efforts (with due consideration being given to all relevant circumstances) to obtain such alternate fuel supplies then Buyer's replacement cost shall be deemed to be equal to the rate applicable under the Transporter's FERC tariff for imbalance or unauthorized overrun gas. Buyer shall use its best efforts, acting in a commercially reasonable manner (with due consideration being given to all relevant circumstances), to obtain alternate fuel supplies at the lowest available price. Seller agrees to pay Buyer any Deficiency Charges to which Buyer is entitled under this Section on or before the tenth day after Seller receives a written calculation of the amount of such charges from Buyer.



********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION



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    C.  Neither Party shall be liable in any event for
consequential damages or losses which may be suffered by the other as a result of the failure to deliver or take the required quantities of gas, and both Parties agree that recovery of Deficiency Charges as set forth in this Section 2.5 shall constitute the sole and exclusive remedies for any such failure to deliver or receive gas.

                        ARTICLE 3
                        TRANSPORTATION
                        --------------

    3.1 Transportation Guidelines. The Transporter(s)' rules, guidelines, operational procedures and policies, as they may be changed from time to time, shall define and control the manner in which gas delivered and sold under this Contract is transported. Seller and Buyer each agree to provide to the other, in as prompt a manner as reasonable, all information necessary to permit scheduling pursuant to such requirements.

    3.2   Transportation Imbalances.  If Seller delivers or
Buyer takes a quantity of gas not equal to the quantity ********, a "Transportation Imbalance" may occur. Upon notification by the other Party or the Transporter that a Transportation Imbalance exists, each Party will exercise its best efforts to correct the Transportation Imbalance, subject to any restrictions imposed by the Transporter(s). Buyer and Seller agree to use their best efforts to prevent or diminish any occurrences of imbalances by adjusting their ******** and/or actual flow rates, as necessary, and to minimize any imbalance penalties through the use of imbalance trading procedures or other available methods.
******** made pursuant to this Article for the purpose of ******** shall ******** the parties' ******** under Article 2 hereof.

    3.2.1 ********. The Transporter's tariff or applicable contracts may contain provisions under which, in the ******** hereunder, a Party to this Contract may be required to ******** from the Transporter or ******** to the Transporter at prices determined pursuant to the Transporter's tariff or the ******** (such purchases and/or sales being referred to herein as "cash outs"). If one Party hereto is required by the Transporter to ******** caused by the other Party's ******** of gas ******** for transportation, the Party whose act or omission caused the ******** shall ******** the other Party for the ********. For purposes of this Contract, ******** shall be the ******** by which the ******** at which a Party is required to ********, if applicable) in effect under Article 8 hereof during the month in which the ********, or the ******** if applicable) in effect under Article 8 hereof during the month in which the ******** the

********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION
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******** at which a Party is required to ********, in each case
********. To the extent that a ******** due to a ******** in the Transporter's tariff or applicable contract, the ******** of each tolerance level shall be computed separately and applied to the quantity of gas ******** at that level.

    3.2.2 ******** shall hold ******** from all costs and penalties, other than those described in Section 3.2.1, which may be assessed by the Transporter(s) against ******** as a result of ******** of gas caused by ********. ******** shall hold ********
harmless from all costs and penalties other than those described in Section 3.2.1 which may be assessed by the Transporter(s) as a result of ******** of gas caused by ********.

    3.2.3 Minimization of Penalties. If any costs or penalties associated with the transportation of Gas are anticipated, the Party becoming aware that such costs or penalties may be assessed or incurred shall inform the other Party as soon as the Party becomes aware, followed by notice in writing. Each Party shall then immediately cooperate in good faith with the other Party to minimize or eliminate, if possible, such costs or penalties. The Parties shall cooperate with each other and with the Transporter to verify delivery and receipt of monthly nominated quantities on a timely basis.

    3.3 Cooperation and Verification. The Parties shall cooperate with each other and with the Transporter to verify delivery and receipt of Gas under this Contract on a timely basis.

    3.4 Upstream Transportation. Seller shall be responsible for transportation to the Point(s) of Delivery and payment of all transportation charges relating thereto. Buyer shall be responsible for transportation from the Point(s) of Delivery and payment of all transportation charges relating thereto.


                        ARTICLE 4
                        QUALITY
                        ---------

    4.1 Transporter(s)' Specifications. All gas delivered hereunder shall conform to the quality specifications set forth in the transportation agreement and/or FERC-approved tariff of the Transporter receiving the gas for Buyer's account at the Point(s) of Delivery. If any of the gas delivered by Seller hereunder fails to meet such specifications, then Buyer shall have the right to refuse to accept deliveries of such

********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION


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nonconforming gas, and, should Seller fail to replace the
nonconforming gas as soon as possible (but in no event later than the first day for which Transporter will accept gas from Seller to replace the nonconforming gas), such failure shall be deemed to be a failure by Seller to sell and deliver a quantity of gas under Section 2.5.B hereof, and Buyer may purchase deficiency gas and be reimbursed for the cost of such purchases as provided
therein.   If the Transporter's quality specifications are
changed to be more stringent and the gas from the sources Seller is then utilizing to supply this Contract fails to meet the new specifications, Seller shall have the option of either (a) installing any necessary equipment to conform the gas to the new specifications or (b) terminating this Contract upon not less than sixty days prior written notice to Buyer.

    4.2 Testing. Buyer shall have the right to be represented and to participate in all tests of gas delivered hereunder, and to inspect any equipment used in determining the quality of gas delivered hereunder.

                        ARTICLE 5
         DELIVERY AND PRESSURE; TITLE AND CONTROL; LIABILITY
         -----------------------------------------------

    5.1 Delivery and Pressure. All gas to be sold and purchased hereunder shall be delivered to Buyer at the Point(s) of Delivery, as listed in Exhibit "A," at pressures sufficient to enter Transporter(s)' facilities from time to time.

    5.2 Title and Control. Title to the gas delivered hereunder shall pass to and vest in Buyer at the Point(s) of Delivery. Seller shall be deemed to be in exclusive control and possession of said gas prior to delivery to Buyer, and Buyer shall be deemed to be in exclusive control and possession of said gas thereafter.

    5.3 Liability. The Party deemed to be in control and possession of the gas sold hereunder shall be responsible for and shall indemnify, defend and hold the other Party harmless with respect to any losses, claims, liabilities or damages arising therefrom when such gas is deemed to be in that Party's control and possession.

                        ARTICLE 6
                        MEASUREMENT
                        -----------

    Units of Measurement. The unit of volume for measurement of gas delivered hereunder shall be one cubic foot of gas at a base temperature of sixty degrees Fahrenheit and at an absolute pressure of fourteen and seventy-three hundredths pounds per square inch. The sales unit of the gas shall be one MMBtu, determined on a dry basis. All measurements of gas delivered and sold hereunder shall be in accordance with the provisions of Transporter(s)' tariff(s) as applicable at the Point(s) of Delivery.

                        ARTICLE 7
                        RESERVATION FEE
                        ---------------

    As consideration for the right to nominate and receive quantities of gas each month up to the applicable MDQ, Buyer shall pay Seller each month the monthly Reservation Fee, regardless of the quantities of gas actually purchased by Buyer in such month. The monthly Reservation Fee shall be calculated each month by multiplying the MDQ as stated in Section 2.4, including fuel and lost and unaccounted for gas as required by the Transporter's tariff, by ******** and multiplying the result by the number of days in that month.

                        ARTICLE 8
                        PRICE
                        ---------
    8.1 Commodity Charge. For each MMBtu of gas delivered to Buyer by Seller at the Point(s) of Delivery, except any Locked Quantities, Buyer shall pay Seller a Commodity Charge which shall be equal to the Inside FERC Index Price (hereinafter defined) for deliveries in the Texas Eastern Transmission Corp. Pooling Zone in which the gas is delivered by Seller. The Inside FERC Index Price shall be the price per MMBtu quoted in the first issue published during the delivery month of Inside FERC's Gas Market Report in the table entitled "Prices of Spot Gas Delivered to Pipelines (per MMBtu dry)" under the column entitled "Index." If Seller delivers gas hereunder in more than one Pooling Zone during a month, the Inside FERC Index Price for each Pooling Zone shall be applied to the quantities delivered in each such Pooling Zone.

    8.2 Temporary Interruption of Index Publication. If the requisite price quotes utilized to establish the Commodity Charge are unavailable for any reason, then, until the Parties agree on a replacement method of determining the Commodity Charge, the Commodity Charge shall equal the average of the closing prices for the three last days of trading of gas futures contracts for the applicable month on the New York Mercantile Exchange ("NYMEX"), plus or minus the average (rounded to the nearest cent), over the twelve most recent months, of the differences between the NYMEX closing price for gas futures contracts and the Commodity Charge as determined by reference to the publication described above.

********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION

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    8.3  Locked Price.  Subject to the terms set forth herein, in lieu of paying the applicable Commodity Charge hereunder, Buyer may lock the price of all or a portion of the gas to be purchased during the term hereof, by notifying one of Seller's authorized representatives by telephone of Buyer's desire to lock a price on such gas.

    8.3.1 Timing for Requesting Locked Price. Buyer may request quote of a Locked Price for gas to be delivered hereunder by telephone on any regular Chevron business day, between the hours of 8:30 a.m. and 2:00 p.m., local Houston, Texas time, up to and including the seventh Chevron business day prior to the beginning of the month to which the Locked Price shall apply.

    8.3.2 Procedures. As soon as possible after Buyer's telephonic request, but in any event within 24 hours (excluding weekends and Chevron holidays), Seller shall determine the price per MMBtu at which it is willing and able to lock a price and shall notify Buyer's authorized representative of such price. If Buyer accepts such Locked Price, then Seller shall forward to Buyer a "Price Lock Confirmation", similar to the form attached hereto as Exhibit "C", which specifies the terms to which the Parties have agreed. Said Price Lock Confirmation shall be forwarded to Buyer prior to the beginning of the month in which deliveries are to be made. The terms set forth in the Price Lock Confirmation shall be binding upon the Parties unless Buyer notifies Seller in writing that Buyer disputes one or more of the terms set forth in said Price Lock Confirmation within forty-eight hours, exclusive of weekends and Chevron holidays, after Buyer receives the same. Any terms which remain undisputed after expiration of said period shall be binding on the Parties, and the Parties shall work together in good faith to resolve any disputes as expeditiously as possible.

    8.3.3 Minimum Quantities; Multiple Price Locks. Buyer may request a Locked Price only on quantities for the applicable month which are greater than or equal to the Minimum Locking Quantity. Buyer may request and establish a Locked Price for a particular month more than once, so long as Buyer meets the requirements of this Section 8.3 with regard to timing and quantities. Seller at its option may include all Locked Prices and Locked Quantities in one Price Lock Confirmation for any applicable month.

    8.3.4. Irrevocability; Nominations; Allocation. Once a Locked Price has been established for a month hereunder, the Locked Price shall be irrevocable as to the affected Locked Quantities, and shall not thereafter be subject to change. Additionally, for any month as to which a Locked Price has been established, Buyer shall be obligated to nominate and take a quantity of gas equal to the Locked Quantities then in effect. If Buyer elects to establish a Locked Price for less than all of

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the gas nominated to be delivered in any month, and/or if Buyer and Seller have established more than one Locked Price for different Locked Quantities, the first gas delivered during said month shall be the first Locked Quantities established, followed by any additional Locked Quantities in the order they were established, followed by any Unlocked Quantities.

    8.3.5. Cessation of Futures Trading. If natural gas futures contracts cease to be traded on the New York Mercantile Exchange or on any other mercantile exchange acceptable to Seller in its sole discretion, then after such cessation Seller shall be relieved of any and all obligation to establish Locked Prices hereunder.

                        ARTICLE 9
    BILLING AND PAYMENT; AUDIT RIGHTS; CREDIT TERMS
    -----------------------------------------------

    9.1 Billing and Payment. Not later than the fifteenth day of each month, Seller shall provide Buyer an invoice (which may be transmitted by electronic facsimile) setting forth (a) the Reservation Fee due for the current month, (b) the quantities of gas delivered at the Point(s) of Delivery during the preceding month and the amount due therefor, and (c) any deficiency payments due pursuant to Paragraph 2.5. For example, Seller's invoice rendered during the month of April would cover gas delivered during the preceding month of March, any deficiency payment due for failure to receive or deliver quantities of gas in March, and the Reservation Fee for April. If actual volumes are not available at the time Seller issues its invoice, Seller may invoice based on the volumes ********, subject to appropriate adjustments to actual volumes when available. Buyer shall make payment by wire transfer within ten business days following receipt of Seller's invoice.

    9.2 Bona Fide Disputes. If a bona fide dispute arises as to the amount payable in any invoice rendered hereunder, Buyer shall nevertheless pay when due the amount not in dispute under such invoice. Such payment shall not be deemed to be a waiver of the right by Buyer to recoup any overpayment, nor shall acceptance of any payment be deemed to be a waiver by Seller of any underpayment. In the event Buyer fails to forward the entire undisputed amount due to Seller when same is due, interest on the unpaid portion shall accrue at a rate equal to two percent above the prime rate charged by Wells Fargo Bank, San Francisco, from time to time, or the maximum legal rate, whichever is the lesser, compounded monthly from the date such payment is due until the


********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION


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same is paid.  If Buyer's failure to pay the undisputed portion of any invoice rendered hereunder continues beyond thirty days after the due date of the payment, then Seller, in addition to all other legal remedies available to it, shall have the right and option to suspend further deliveries of gas until such default shall have been cured.

    9.3 Resolution of Billing Disputes. If Buyer withholds payment of any disputed amount as authorized herein, Buyer shall within fifteen days after the due date of the disputed invoice submit to Seller a written explanation of the dispute and any available supporting documentation. The parties shall then cooperate in good faith to resolve such dispute as expeditiously as possible, and the portion, if any, of such disputed amount eventually determined to be due shall bear interest at the rate stated in Paragraph 9.2 of this Article 9 from the original due date until the date actually paid.

    9.4 Audit. Each Party shall have the right, during the term of this Contract and for twenty-four months thereafter, to examine and audit, at its own expense and at any reasonable time, the books, records and charts of the other to the extent necessary to verify the accuracy of any statements or charges made under or pursuant to any of the provisions of this Contract; provided, however, that neither Party shall be required to maintain books, records or charts for a period of more than two calendar years following the end of the calendar year to which they pertain. Upon request, Buyer shall also make available to Seller for audit purposes any relevant records of Buyer's Transporter(s) to which Buyer has access. A formal audit of accounts shall not be made more often than once each calendar year. Any inaccuracy will be promptly corrected when discovered; provided, however, that neither Party shall have any right to question or contest any charge or credit if the matter is not called to the attention of the other Party in writing within two years after the end of the calendar year to which such charge or credit pertained.

    9.5 Credit Terms. Prior to the commencement of deliveries of gas hereunder, and at any time and from time to time thereafter upon request from Seller, Buyer shall provide Seller such credit information as may reasonably be required by Seller to determine Buyer's creditworthiness. If, based on the information provided and Seller's review thereof using generally accepted financial evaluation standards applied on a non-discriminatory basis, Seller concludes that Buyer does not currently meet Seller's reasonable requirements for extension of unsecured credit in an amount commensurate with the estimated outstanding receivables under this Contract, Seller may request and Buyer shall promptly provide an irrevocable standby letter of credit, guaranty, or other good and sufficient security of a continuing nature, satisfactory in form, issuer and amount to

Seller, as determined by Seller in its reasonable discretion. Seller will periodically review its evaluation of Buyer's creditworthiness and will release any such security instruments when and if Seller concludes, applying the standards set forth above, that Buyer meets Seller's requirements for extension of unsecured credit. Seller shall have the right to delay commencement of deliveries, or suspend deliveries after they are commenced, pending Buyer's full compliance with this Paragraph 9.5.

                        ARTICLE 10
    PROCESSING RIGHTS AND INJECTION OF LIQUIDS
    ------------------------------------------

    10.1 Seller hereby reserves the right to process all or any portion of the gas deliverable to Buyer hereunder for the removal of all or any constituents thereof other than methane, and to remove such methane as is necessary in the operation of the processing facilities; provided, however, that Seller's exercise of such rights shall not have the effect of reducing the quantities of gas (determined on a thermal basis) sold and delivered hereunder below Buyer's Nominated Purchase Quantity pursuant to Article II hereof. Such processing rights may be exercised either upstream of or, if the Transporter allows, downstream of the Delivery Point(s) and may be accomplished by Seller or by any assignee or designee of Seller; provided, however, that if Seller elects to process gas downstream of the Delivery Point(s), Seller shall deliver to Transporter for Buyer's account any additional quantities of gas necessary to account for any reduction in quantity and/or heating value that may result from such processing. When Seller is exercising its right to process the gas (and such right may be exercised at any time and from time to time during the term of this Contract), title to the liquefiable hydrocarbons and other constituents removed or consumed during processing shall not pass to Buyer, but shall remain at all times in Seller. Buyer and Seller agree that they will cooperate in good faith to facilitate the exercise of Seller's processing rights, including, without limitation, taking the actions described in the remainder of this Article 10.

    10.2 Regardless of whether or not Seller initially elects to process the gas, Buyer shall make reasonable efforts to ensure that all transportation agreements entered into by Buyer for transportation of the gas downstream of the Point(s) of Delivery shall contain a provision acknowledging and providing for the exercise of Seller's processing rights upon reasonable terms and conditions at a mutually agreeable point on the system of Transporter.

    10.3 When and if Seller elects to exercise its processing rights, Buyer and Seller will establish reasonable accounting and billing procedures so that (a)Buyer will pay only for the quantities of residue gas remaining after processing (b) all charges of the Transporter will be equitably allocated between Buyer and Seller, with Seller paying all costs attributable to the exercise of its processing rights (including any cash-outs imposed by Transporter) and Buyer paying all costs attributable to the gas purchased by it hereunder.

    10.4 It is understood that Seller's gas wells may produce liquid hydrocarbons (condensate) along with the gas well gas to be delivered hereunder. To the extent that any Point of Delivery provided for in this Contract is located on an offshore platform, Buyer agrees that Seller may inject condensate into the gas stream delivered hereunder for transportation and redelivery to Seller at a separation facility to be located onshore. Buyer shall make reasonable efforts to ensure that all transportation agreements entered into by Buyer for transportation of the gas downstream of any offshore Point(s) of Delivery shall contain a reservation in favor of Seller of the right to inject and have such condensate transported in Transporter's pipeline for redelivery to Seller at the onshore separation facility. Seller agrees to bear, or reimburse Buyer for, all charges of Transporter attributable to the injection, transportation, and redelivery of Seller's condensate.

    10.5 Buyer shall furnish Seller with documentation establishing the actual charges incurred by Buyer and borne by Seller under Paragraphs 10.3 and 10.4. Such documentation shall reflect the method of allocation of such charges between Buyer and Seller.

    10.6 Seller shall indemnify and save Buyer harmless from all losses, damages, expenses, and liabilities (including reasonable attorneys' fees) that may occur or be asserted by reason of accidents or occurrences resulting from Seller's or any third party's operations as authorized by this Article 10.

                        ARTICLE 11
                        TAXES
                        ----------

    The price for gas delivered hereunder is inclusive of all production, severance, ad valorem, or similar taxes levied on the production or transportation of the gas prior to its delivery to or for the account of Buyer at the Point(s) of Delivery, and all such taxes shall be borne and paid exclusively by Seller; provided, however, that if Buyer is required by law to remit such taxes to the collecting authority, Buyer shall do so and deduct the taxes so paid on Seller's behalf from payments otherwise due to Seller hereunder. The price does not include any Federal,

Indian, State or local sale, use, consumption or similar taxes which may now or hereafter be imposed on the transfer of title or possession of the gas to or for the account of Buyer, or on Buyer's subsequent use or disposition thereof. Any such taxes shall be paid by Buyer directly to the taxing authority unless Seller is required by law to collect and remit such taxes, in which case Buyer shall reimburse Seller for all amounts so paid. If Buyer claims exemption from any such taxes, Buyer shall provide Seller a tax exemption certificate or other appropriate documentation thereof.

                        ARTICLE 12
                   LAWS AND REGULATION
                   -------------------

    This Contract is subject to all valid laws, orders, rules and/or regulations of any and all duly constituted governmental authorities, Federal, State or local, to the extent such laws, regulations, and orders are applicable and effective from time to time; provided, however, that if any such governmental authority shall take any action or assert any jurisdiction whereby the sale, delivery, receipt, or use of gas as contemplated hereunder will be subjected to terms, conditions, or restraints that in the sole judgment of the Party affected are unduly burdensome or unacceptable, then such Party, within 30 days after learning of such action or assertion of jurisdiction, may cancel and terminate this Contract effective one day prior to the effective date of such governmental action. In the event of such termination, the parties agree that all gas received by Buyer hereunder prior to cessation of deliveries shall be paid for by Buyer at the rate in effect immediately prior to the termination of this Contract.

                        ARTICLE 13
                        FORCE MAJEURE
                        -------------

    13.1 Suspension of Obligations During Force Majeure. If either Party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payment for gas delivered hereunder, then upon such Party's giving notice and full particulars of such force majeure in writing to the other Party as soon as practicable after the occurrence of the cause relied on, the obligations of both parties, except unpaid financial obligations arising prior to the force majeure event, shall be suspended to the extent and insofar as they are affected by the force majeure event, for the duration of the force majeure event, but for no longer period, and to the extent that the force majeure situation can be mitigated or eliminated by the exercise of due diligence by the Party claiming force majeure, such Party shall act to remedy the situation with all reasonable dispatch.

    13.2 Relationship of Force Majeure to Seller's Supply Obligations Under This and Other Contracts. The Parties acknowledge and agree that Seller may make sales of gas to other buyers under other firm contracts and that those other contracts may provide for deliveries of gas on the same Transportation Segment(s) as this Contract. The Parties further recognize that a force majeure occurrence affecting Seller's ability to deliver gas on a Transportation Segment could result in Seller's having less gas available on that Transportation Segment than Seller is contractually obligated to deliver under all of those contracts. If a force majeure occurrence results in Seller's total supply of available gas on a Transportation Segment being less than the sum of Seller's total firm sales obligations on that Transportation Segment, even if such available supply is sufficient to fulfill Seller's obligations under one or more of such contracts, then such force majeure occurrence shall be deemed to have rendered Seller unable to fulfill its obligations under each one of such contracts, including this Contract, and Seller shall be entitled to the protection afforded by Section 13.1 so long as Seller endeavors in good faith to allocate its available supply in accordance with Section 13.4, giving due regard to the nature of the force majeure occurrence, any restrictions imposed by transporters, and the time required for Seller to make alternate arrangements.

    13.3 Definition of Force Majeure. The term "force majeure" as employed herein means acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, hurricanes or storms, hurricane or storm warnings which in Seller's judgment require the precautionary shut-down or evacuation of production facilities, earthquakes, fires, floods, washouts, arrest and restraints of governments and people, civil disturbances, explosions, breakage or accidents to machinery, equipment, or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, and any other cause beyond the reasonable control of the Party affected which renders that Party unable to carry out its obligations under this Contract. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

    13.4 Allocation of Supplies During Force Majeure Occurrences. The Parties recognize and agree that there are no specific reserves or wells dedicated to this Contract, and that designation of a Point or Points of Delivery hereunder does not mean that any gas flowing to any such Point or Points of Delivery is dedicated specifically to this Contract or to any other contract before actually being delivered to a buyer. In the event of a force majeure occurrence affecting Seller's ability to deliver gas on one or more Transportation Segments associated with this Contract, unless prevented by the force majeure from doing so, Seller shall take the following actions, in the order listed, to the extent reasonably necessary to maintain or restore its deliveries to Buyer and Seller's other firm sales customers, which, for all purposes of this Article 13 shall be deemed to include any of Seller's own corporate facilities receiving gas on the affected Transportation Segment(s) under a written memorandum of understanding:

         1. Curtailing or interrupting some or all of Seller's interruptible sales on the affected Transportation Segment(s).
         2. Delivering all or part of the gas to be delivered hereunder at any mutually agreeable alternate Point(s) of Delivery on the affected Transportation Segment(s) (excluding any storage facilities owned or held by Seller) where Seller has gas which can be delivered to Buyer without violating other contractual obligations of Seller.

If, in response to a force majeure occurrence, Seller takes the above actions and still is unable to meet all of its firm sales obligations on the affected Transportation Segment(s), then Seller shall curtail ratably its firm sales customers (including Buyer) receiving gas on the affected Transportation Segment(s) based on each customer's nominated quantities on the affected Transportation Segment(s). If, at the inception of any force majeure occurrence, Seller is delivering gas from a single source to more than one Transportation Segment (i.e., from a split-connected source) Seller shall curtail deliveries from that source to each such Transportation Segment on a pro rata basis, based on the relative quantities nominated by Seller's firm customers on each of the affected Transportation Segments.

    13.5 Special Arrangements. During any period when Buyer's Nominated Purchase Quantity is being prorated as provided above, Seller shall also use reasonable efforts to locate and offer to Buyer substitute gas supplies on other Transportation Segments or other pipeline systems in the vicinity of the affected Transportation Segment, but only to the extent that (a) Buyer has so requested, (b) Seller can do so without violating Seller's contractual obligations to other customers, and (c) Buyer and Seller first agree on the allocation between them of any additional costs incurred in utilizing such alternate sources.
If such substitute supplies are available, Seller shall use reasonable efforts to equitably allocate them among Buyer and other adversely affected firm customers which are capable of receiving gas at the alternate sources.

                        ARTICLE 14
              WARRANTY OF TITLE AND ROYALTIES
              -------------------------------

    14.1 Title. Seller hereby warrants title to the gas sold by it hereunder and its right to sell the same and warrants that all such gas shall be delivered by Seller free from all liens, encumbrances and adverse claims, including, but not limited to liens to secure payment of production taxes, severance taxes and other taxes.

    14.2 Royalties and Other Charges. Seller shall pay or cause to be paid all royalties and other sums due on the gathering and handling of the gas prior to its delivery to Buyer.

    14.3 Indemnity. Seller shall indemnify and save Buyer harmless from and against all suits, actions, damages, costs and expenses arising from or out of any breach of Seller's obligations, representations, or warranties as expressed in this
Article 14.

                        ARTICLE 15
                             TERM
                        ----------
    This Contract shall become effective as of the date first above written and shall continue in force and effect, unless terminated earlier under the provisions hereof, for a primary term of five months. After the primary term, this Contract shall continue in effect on a month to month basis, unless and until terminated by either Party giving written notice to the other at least thirty days prior to the end of the primary term or any successive one month extension.

                        ARTICLE 16
                   RESOLUTION OF DISPUTES
                   ----------------------

    16.1 Any dispute arising under any paragraph of this Contract shall be resolved as provided in this Article. During the process of dispute resolution, the parties shall continue performance of their respective obligations under this Contract.

    16.2 Prior to resorting to mediation or litigation, the parties agree to consult about any differences they may have under this Contract.

    16.3 Prior to initiating litigation hereunder, the parties agree to attempt to mediate their dispute through the selection of a mutually acceptable neutral mediator upon such terms and conditions as they might agree to.

    16.4 If, after a period of two months after selection of the neutral mediator, the parties are unable to reach agreement through mediation, either Party may then resort to litigation or any other legal remedy which may be available to resolve the dispute.

    16.5 Neither Party shall be required to delay the commencement of litigation in order to comply with this Section 16 unless the other Party first agrees to toll any applicable statute of limitations that might otherwise require commencement of litigation to preserve either Party's rights in the disputed matter.

                        ARTICLE 17
                   CONFIDENTIALITY
                   ---------------

    17.1 Except as specifically provided herein, each Party agrees that it will maintain this Contract and all terms and conditions of this Contract in strictest confidence and that it will not cause or permit disclosure of this Contract or of the contents thereof to any third party without the express written consent of the other Party hereto; provided, however, that such third party restriction does not apply to affiliated companies. Disclosures otherwise prohibited by this Article 17 may be made by either Party (a) to the extent necessary for such Party to enforce its rights hereunder against the other Party, (b) to the extent a Party is contractually or legally bound to disclose financial information to a third party such as a royalty owner or partner, or (c) to the extent to which a Party hereto is required to disclose all or part of this specific Contract by a statute or by a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof or the parties hereto, by order, regulation or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents).

    17.2 If either Party is or becomes aware of a fact, obligation or circumstance that has resulted or may result in a disclosure authorized in Section 17.1, it shall so notify the other Party immediately and shall provide documentation or an explanation of the disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any material so disclosed.

    17.3 The Parties hereto acknowledge that independent legal counsel or consultants may, from time to time, be provided with a copy of this Contract and agree that such disclosure does not require consent by the other Party, provided that such counsel or consultant affirms in writing to the client that they agree to abide by the terms and conditions of this Article 17.

                        ARTICLE 18
                        MISCELLANEOUS
                        -------------

    18.1 Waivers. No waiver by either Seller or Buyer of any default of the other under this Contract shall operate as a waiver of future default, whether of like or different character or nature.

    18.2 Binding Nature; Assignment As Security. This Contract shall be binding upon and inure to the benefit of the successors and assigns, or the heirs, administrators, or executors of the Parties hereto. Either Party hereto may assign its right, title and interest in, to and under this Contract, including without limitation, any and all renewals, extensions, amendments, and/or supplements herein to any individual, bank, trustee, company or corporation as security for any notes, bonds or other obligations or securities of such assignor; provided, however, that no such assignment shall in any way operate to enlarge, alter or change any obligation of the other Party hereto.

    18.3 Assignment. Seller and Buyer reserve the right to assign this Contract partially or in its entirety to any of their affiliates; however, ultimate responsibility for performance hereunder shall remain with the respective Party hereto. Except as otherwise provided in this Contract, this Contract may not be assigned by either Party without the written agreement of the other Party.

    18.4 Notices. Any notice, request, demand, or statement, provided for in this Contract, except as otherwise herein provided, may be given in writing, delivered in person or by United States Mail or by any other recognized delivery service, to the parties hereto at the addresses shown below or at such other addresses as may hereafter be furnished to the other Party in writing:

         BUYER:    INVOICES, NOTICES, AND CORRESPONDENCE
                   Yankee Gas Services Company
                   P.O. Box 1030
                   599 Research Parkway
                   Meriden, Connecticut 06450-4050
                   Attention: Mr. Dave Egelson
                   Telecopy No.: (203) 639-4050


         SELLER:   Correspondence and Notices
                   Chevron U.S.A. Production Company
                   1301 McKinney
                   P.O. Box 2100
                   Houston, TX  77252
                   Attention:  Natural Gas Supply and Marketing

                   Payments Shall Be Made By Wire Transfer To:
                   Chevron U.S.A. Production Company
                   Account No. 59-51704
                   First National Bank of Chicago, Illinois
                   ABA Ref. No. 071000013

                   Statements
                   Chevron U.S.A. Production Company
                   P.O. Box J - Section 726 G - East Team
                   Concord, California  94524

Any notice initially delivered by telecopy shall be confirmed by regular mail within one week after transmission of the telecopy.

    18.5 Choice of Law. The parties agree that Connecticut law exclusively shall govern all terms of this Contract, including this paragraph, disregarding, however, any applicable conflict-of-laws provisions that would require the application of the law of some other state. If either Party initiates litigation relating to this Contract, then, in addition to complying with any applicable statutory notice requirements, such Party shall give the other Party notice thereof by certified mail, return receipt requested, at the most recent address provided by such Party in accordance with Section 18.4.

    18.6 Modifications. No modification of the terms and provisions of this Contract shall be or become effective except pursuant to and upon the due and mutual execution of an appropriate supplemental written contract by the Parties hereto.

    18.7 No Third Party Beneficiaries. It is specifically agreed that there are no third party beneficiaries to this Contr-act, and that this Contract shall not impart any rights enforceable by any person, firm, organization, or corporation not a Party hereto.

    18.8 Conflicts of Interest. No director, employee, or agent of either Party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Contract. Any mutually agreeable representative(s) authorized by either Party may audit the applicable records of the other Party solely for the purpose of determining whether there has been compliance with this paragraph.

    IN WITNESS WHEREOF, the parties have executed this Contract in duplicate originals, each of which shall constitute and be an original contract.

                        BUYER:  YANKEE GAS SERVICES COMPANY


                        By:  /s/ Thomas J. Houde
                           --------------------------------
                        Title:    Vice President - Rates and
                                  Resource Planning


                        SELLER:  CHEVRON U.S.A PRODUCTION
                                  COMPANY, a division of
                                  Chevron U.S.A. Inc.


                        By:  /s/  D. H. MacLean
                          ---------------------------------
                        Title:    Assistant Secretary

                        EXHIBIT A


    To Gas Purchase Contract effective November 1, 1993, between CHEVRON U.S.A. PRODUCTION COMPANY, as Seller
                         and
    YANKEE GAS SERVICES COMPANY, as Buyer.



POINTS OF DELIVERY


Texas Eastern
Pooling Zone            Delivery Point      Maximum Quantity
- -----------------       --------------      ----------------
West Louisiana Pool          Cameron System      ******** MMBtu/day*
                        Service Point
                        No. 79503**


East Louisiana Pool          Venice System       ******** MMBtu/day*
                        Service Point
                        No. 79504**


* Plus fuel and lost and unaccounted for gas as required by the Transporter's tariff.

** Chevron will deliver to the listed Service Points using its TABS-I Agreement, which is currently designated as No. 600243.












********CONDIFENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS
DELETED INFORMATION

                        EXHIBIT B

    To Gas Purchase Contract effective November 1, 1993, between CHEVRON U.S.A. PRODUCTION COMPANY, as Seller
                        and
    YANKEE GAS SERVICES COMPANY, as Buyer.


BUYER'S MONTHLY PURCHASE NOMINATION

To: Chevron U.S.A. Production Company
    1301 McKinney Street
    P.O. Box 2100
    Houston, TX  77252
    Attention:  Natural Gas Business Unit--Gas Control
    Telecopy No. (713) 754-3840


Buyer's Nominated Purchase Quantity under the captioned contract
for the month of               , 199 , inclusive of any Price
Locked quantities, shall be a total of          MMBtu per day,
plus fuel and lost and unaccounted for gas as required by the Transporter's tariff.

If any daily quantities included in the above total have been Price Locked pursuant to Paragraph 8.3 of the Contract they are listed separately below:


Locked             Locked         Date of
Quantity           Price          Price Lock     Confirmation

         MMBtu/d   $
- ---------               ----------     ------------------------------
         MMBtu/d   $
- ---------               ----------     ------------------------------
         MMBtu/d   $
- ---------               ----------     ------------------------------


YANKEE GAS SERVICES COMPANY

By:
   ---------------------------
Title:
    -------------------------
Date:
    --------------------

                        EXHIBIT "C"

    To Gas Purchase Contract effective November 1, 1993, between CHEVRON U.S.A. PRODUCTION COMPANY, as Seller
                        and
         YANKEE GAS SERVICES COMPANY, as Buyer.

[Date]
Price Lock Confirmation
Under Gas Purchase Contract
Our Contract No.
               --------------

Yankee Gas Services Company
P.O. Box 1030
599 Research Parkway
Meriden, Connecticut 06450-4050
Attention: Mr. Dave Egelson

Gentlemen:

In accordance with that certain Gas Purchase Contract effective November 1, 1993, by and between Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc., as Seller, and, Yankee Gas Services Company, as Buyer, which contract is incorporated herein and made a part hereof, Seller hereby confirms establishment of the following "Locked Price" and "Locked Quantities" as previously discussed and agreed orally:

Date of Parties' Oral Agreement:
                               ----------------------------
Month of Delivery Affected:
                          ---------------------------------
Locked Quantities (MMBtus/day):
                             ------------------------------
Locked Price ($/MMBtu):
                     --------------------------------------
Previously Locked Quantities for this month:
                                           ----------------
Remaining Unlocked Quantities (MMBtus/day):
                                          -----------------

THIS PRICE LOCK CONFIRMATION IS BINDING UPON THE PARTIES UNLESS
BUYER NOTIFIES SELLER OF A DISPUTE WITH ALL OR A PORTION HEREOF
FORTY-EIGHT (48) HOURS (EXCLUSIVE OF WEEKENDS AND CHEVRON
HOLIDAYS) AFTER BUYER'S RECEIPT THEREOF.

                             Very truly yours,

                             CHEVRON U.S.A. PRODUCTION COMPANY,
                             a division of Chevron U.S.A. Inc.

                             By:
                                ---------------------------
                                  Trading Representative

                             Date
                                 ---------------------


                             Approval and Execution
                             Review:  CA         T/M/ETR
                                         --------